Exhibit 10.3

AMENDMENT NO. 1 TO CANADIAN SECOND LIEN SECURITY AGREEMENT

This Amendment No. 1 to Canadian Second Lien Security Agreement, dated as of May 26, 2011 (this “Amendment”), is entered into by and among NORCRAFT CANADA CORPORATION, a Nova Scotia unlimited liability company, the “Pledgor”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”).

RECITALS

A. Reference is made to (i) the Indenture dated as of December 9, 2009, by and among the Norcraft Companies, L.P., a Delaware limited partnership (the “Issuer”), Norcraft Finance Corp., a Delaware corporation (the “Co-Issuer” and together with the Issuer, the “Issuers”), the Guarantors party thereto from time to time (including the Pledgor) and U.S. Bank National Association, as trustee (the “Trustee”) and as Collateral Agent, relating to the Issuers’ 10 1/2% Senior Secured Second Lien Notes due 2015 (as amended by the Supplemental Indenture, dated as of May 20, 2011, by and among the Issuers, the Pledgor, the Trustee and the Collateral Agent, and as further amended by the Supplemental Indenture, dated as of May 26, 2011, by and among the Issuers, the Pledgor, the Trustee and the Collateral Agent, collectively, the “Indenture”) and (ii) the Canadian Second Lien Security Agreement, dated as of December 9, 2009 (the “Security Agreement”), between the Pledgor and the Collateral Agent.

B. The Issuers have issued Add-On Notes, and the Pledgor has issued the related Note Guarantees, pursuant to and in accordance with the Indenture, and the Pledgor has requested that, pursuant to Section 11.5 of the Security Agreement and Section 9.01 of the Indenture, the Trustee amend the Security Agreement, as and to the extent set forth in this Amendment and subject to the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Pledgor and the Collateral Agent hereby agree as follows:

1. Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Indenture or the Security Agreement (as amended hereby), as applicable.

2. Amendments. Subject to the terms and conditions hereof, the Security Agreement is hereby amended as follows:

2.1. Section 1.1 (Definitions) of the Security Agreement is hereby amended by inserting the following new defined terms in clause (c) thereof in the appropriate alphabetical order:

“Amended Mortgages” shall have the meaning assigned to such term in Section 3.4(d)(i).

“Bring Down Title Opinion” shall have the meaning assigned to such term in Section 3.4(d)(iii).

“Canadian Existing Mortgage” shall have the meaning assigned to such term in Section 3.4(d)(i).

“Indenture” shall mean the Indenture dated as of December 9, 2009, by and among the Issuers, the Guarantors party thereto from time to time (including the Pledgor), the Trustee and the Collateral Agent, relating to the Issuers’ 10 1/2% Senior Secured Second Lien Notes due 2015 (as amended by the Supplemental Indenture, dated as of May 20, 2011, by and among the Issuers, the Pledgor, the Trustee and the Collateral Agent, and as further amended by the Supplemental Indenture, dated as of May 26, 2011, by and among the Issuers, the Pledgor, the Trustee and the Collateral Agent, and as further amended or supplemented from time to time).

“Mortgage Amendments” shall have the meaning assigned to such term in Section 3.4(d)(i).

2.2. Section 3.4 (Real Estate Collateral) of the Security Agreement is hereby amended by inserting the following new clause (d) immediately after clause (c) thereof:

“(d) Upon the issuance of the Add-On Notes pursuant to and in accordance with the Indenture, within ninety (90) days of the date of such issuance (or as soon as practical thereafter using commercially reasonable efforts), the Pledgor shall provide:

(i) Mortgage Amendments. (A) Fully executed counterparts of an amendment to each Canadian mortgage, debenture, deed of trust or deed to secure debt by the Pledgor delivered to the Collateral Agent for the benefit of the Notes Secured Parties (as defined in the Canadian Existing Mortgage (as defined below)) and evidencing the Liens on each Mortgaged Property located in Canada (each, a “Canadian Existing Mortgage” and collectively, the “Canadian Existing Mortgages”), in each case, with such schedules and including such provisions as shall be necessary to conform such documents to applicable local law or as shall be customary under applicable local law (the “Mortgage Amendments,” the Canadian Existing Mortgages, as amended by the Mortgage Amendments, the “Amended Mortgages”) which Amended Mortgages shall cover each Mortgaged Property, as applicable, and (B) evidence that counterparts of each Mortgage Amendment have been delivered to the Title Company for recording in all places to the extent necessary to effectively create a valid and enforceable Second Priority Lien on the Mortgaged Property encumbered thereby in favor of the Collateral Agent for the benefit of the Notes Secured Parties, such Mortgage Amendments and recordings to be in form and substance reasonably acceptable to the Collateral Agent; provided, however, with respect to the Canadian Existing Mortgage, no Mortgage Amendment shall be required if the Pledgor causes Canadian counsel to deliver to the Collateral Agent an opinion stating that the (a) recording of the Canadian Existing Mortgage with respect to the Mortgaged Property encumbered thereby is the only filing or recording necessary to give constructive notice to third parties of the Lien created by the Canadian Existing

Mortgage as security for the Indebtedness (as defined in the Canadian Existing Mortgage), including the Obligations evidenced by the Indenture, the Add-On Notes, the related Note Guarantees and the other documents in connection therewith, for the benefit of the Notes Secured Parties and (b) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions are necessary under applicable law in order to maintain the continued validity or priority of the Liens created by the Canadian Existing Mortgage as security for the Indebtedness (as defined in the Canadian Existing Mortgage), including the Obligations evidenced by the Indenture, the Add-On Notes, the related Note Guarantees and the other documents executed in connection therewith, for the benefit of the Notes Secured Parties, all in form and substance reasonably acceptable to the Collateral Agent.

(ii) Counsel Opinions. Local counsel opinions with respect to each Mortgage Amendment (if any) in form and substance reasonably satisfactory to the Collateral Agent.

(iii) Bring Down Title Opinion. With respect to each Mortgaged Property located in Canada, a bring down title opinion from Canadian counsel which reasonably assures the Collateral Agent that such Canadian Existing Mortgage or Amended Mortgage, as the case may be, is a valid and enforceable Second Priority Lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances (as defined in the Canadian Existing Mortgage) and except the same such standard title exceptions as was provided in Canadian counsel’s prior opinion, such bring down title opinion to be in form and substance reasonably acceptable to the Collateral Agent (such opinion of Canadian counsel, the “Bring Down Title Opinion”).

(iv) Mortgaged Property Indemnification. Such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce Canadian counsel to issue the Bring Down Title Opinion, as applicable.

(v) Collateral Fees and Expenses. Evidence reasonably acceptable to the Collateral Agent of payment by the Pledgor of all premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of any Mortgage Amendments and issuance of such Bring Down Title Opinion.”

3. Conditions Precedent to Effectiveness. The effectiveness of the amendments and other agreements set forth in this Amendment are subject in each instance to the satisfaction of each of the following conditions precedent, each in a manner reasonably satisfactory to the Collateral Agent:

3.1. Opinion of Counsel and Officers’ Certificate. The Trustee and Collateral Agent shall have received an Opinion of Counsel and an Officers’ Certificate (each term as defined in the Indenture) in accordance with Section 9.07 of the Indenture.

3.2. Amendment. This Amendment shall have been duly executed and delivered by the Pledgor and the Collateral Agent.

3.3. Issuance of Add-On Notes. The Add-On Notes shall have been issued pursuant to and in accordance with the terms of the Indenture.

4. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Security Agreement shall remain in full force and effect.

5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

6. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

7. Assignment. This Amendment shall (i) be binding upon the Pledgor, its respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent under the Security Agreement, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto.

8. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

9. Section Titles. The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

PLEDGORS

NORCRAFT CANADA CORPORATION

By:	/s/ Leigh Ginter
Name: Leigh Ginter
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CANADIAN SECOND LIEN SECURITY AGREEMENT]

COLLATERAL AGENT

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CANADIAN SECOND LIEN SECURITY AGREEMENT]